FOR IMMEDIATE RELEASE

Prologis Reports Fourth Quarter and Full Year 2019 Earnings Results

SAN FRANCISCO January 22, 2020 – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, reported results for the fourth quarter of 2019.

Net earnings per diluted share was $0.61 for the quarter and $2.46 for the year compared with $0.94 and $2.87 for the same periods in 2018.

Core funds from operations (Core FFO)* per diluted share was $0.84 for the quarter, including $0.02 of net promote income, compared with $0.80 for the same period in 2018, which included $0.05 of net promote income. For the full year 2019, Core FFO was $3.31 compared with $3.03 for the same period in 2018. Further, Core FFO for full-year periods 2019 and 2018 included net promote income of $0.18 and $0.14, respectively.

“Our fourth quarter results represent the culmination of Vision 2019, our three-year strategic plan, and our cumulative earnings growth surpassed our expectations materially. We set several new high-water marks for performance and this success is a testament to the strength of our team and global portfolio," said Hamid R. Moghadam, chairman and CEO, Prologis. “We delivered double-digit rent change and record value creation from development, as well as record promotes from our co-investment ventures. Additionally in 2019, we raised $6.5 billion in our Strategic Capital business, our largest third-party capital raise ever.”

Moghadam continued, “The integration of the IPT acquisition is effectively complete and we are making great progress towards closing Liberty. We have built an enterprise that enables us to execute on major transactions while delivering sector-leading results.”

OPERATING PERFORMANCE

Owned & Managed	4Q19	4Q18	Notes
Period End Occupancy	96.5%	97.5%	Prioritizing rent over occupancy
Leases Commenced	38MSF	35MSF

Prologis Share	4Q19	4Q18	Notes
Net Effective Rent Change	29.5%	25.6%	U.S. 34.1%, Europe 20.1%
Cash Rent Change	15.0%	10.8%	U.S. 20.0%
Cash Same Store NOI* Change	4.6%	4.5%	U.S. 5.0%

DEPLOYMENT ACTIVITY

Prologis Share	4Q19	FY2019
Building Acquisitions	$175M	$759M
Weighted avg stabilized cap rate	4.9%	4.5%
Development Stabilizations	$627M	$2,469M
Estimated weighted avg yield	6.2%	6.3%
Estimated weighted avg margin	37.7%	36.9%
Estimated value creation	$236M	$911M
Development Starts	$1,714M	$2,854M
Estimated weighted avg margin	19.6%	20.1%
Estimated value creation	$336M	$575M

% Build-to-suit	39.2%	42.9%
Total Dispositions and Contributions	$734M	$1,996M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.4%	4.6%

BALANCE SHEET STRENGTH

During the year, Prologis and its co-investment ventures issued $10.5 billion of debt at a weighted average interest rate of 1.7% and a weighted average term of approximately 8 years. The company ended the fourth quarter with leverage of 18.3 percent on a market capitalization basis, debt-to-adjusted EBITDA* of 4.0x and $4.8 billion of liquidity.

“We had another strong year with annual growth in Core FFO of approximately 10%, excluding promotes,” said Thomas S. Olinger, chief financial officer, Prologis. “I feel even better about our outlook given the acceleration in operating metrics from our substantial embedded rent upside. Furthermore, our well-located land bank, significant balance sheet capacity and the initiatives we have put into place to create value beyond our real estate—customer experience, innovation and data analytics—underpin our core portfolio and bring an even greater degree of durability to our long-term growth profile.”

2020 GUIDANCE1

Earnings (per diluted share)

Net Earnings	$1.98 to $2.13
Core FFO*	$3.67 to $3.75

Operations

Year-end occupancy	96.0% to 97.0%
Cash Same Store NOI* Growth - Prologis share	4.25% to 5.25%

Other Assumptions (in millions)

Strategic capital revenue, excl. promote revenue	$350 to $360
Net promote income, incl in Core FFO* range	$115
General & administrative expenses	$275 to $285
Realized development gains	$300 to $400

Capital Deployment (in millions)                           Prologis Share                          Owned and Managed

Development stabilizations	$2,200 to $2,500	$2,600 to $2,900
Development starts	$2,000 to $2,400	$2,500 to $2,900
Building acquisitions	$500 to $700	$900 to $1,200
Building and land dispositions	$1,300 to $1,500	$2,100 to $2,400
Building contributions	$600 to $900	$900 to $1,200
Net Uses	$600 to $700	$400 to $500

Portfolio Acquisitions	$14,200	$16,600

* This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

1. Includes the $4.0 billion acquisition of IPT which closed on January 8, 2020, and $12.6 billion acquisition of LPT, which is projected to close February 4, 2020.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2020 relates predominantly to these items. Please refer to our fourth quarter Supplemental Information, which is available on our Investor Relations website at http://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION

Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions, recent transaction activity and its outlook. Here are the event details:

▪Wednesday, January 22, 2020, at 12 p.m. U.S. Eastern time.

▪Live webcast at http://ir.prologis.com by clicking Events and Presentations.

▪Dial in: +1 (877) 209-4258 (toll-free from the United States and Canada) or +1 (647) 689-5198 (from all other countries) and enter Passcode 3198613.

A telephonic replay will be available January 22-29 at +1 (800) 585-8367 (from the United States and Canada) or +1 (416) 621-4642 (from all other countries) using conference code 3198613. The webcast replay will be posted when available in the Investor Relations "Events & Presentations" section.

ABOUT PROLOGIS

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2019, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 814 million square feet (76 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,000 customers principally across two major categories: business-to-business and retail/online fulfillment.

ADDITIONAL INFORMATION

In connection with the proposed transaction, Prologis has filed with the Securities and Exchange Commission (“SEC”) an amended registration statement on Form S-4 (File No. 333-235260), declared effective by the SEC on December 20, 2019, which includes a document that serves as a prospectus of Prologis and a proxy statement of Liberty Property Trust (“LPT”) (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus was sent to LPT’s shareholders. Investors and security holders are able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Prologis or LPT. The documents filed by Prologis with the SEC may be obtained free of charge at Prologis’ website at the Investor Relations section of www.ir.prologis.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Prologis by requesting them from Investor Relations by mail at Pier 1, Bay 1, San Francisco, CA 94111 or by telephone at 415-394-9000. The documents filed by LPT with the SEC may be obtained free of charge at LPT’s website at the Investor Relations section of http://ir.libertyproperty.com/sec-filings or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from LPT by requesting them from Investor Relations by mail at 650 East Swedesford Road, Suite 400, Wayne, PA 19087, or by telephone at 610-648-1704.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Prologis and LPT and their respective directors, trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Prologis’ directors and executive officers is available in Prologis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its proxy statement dated March 22, 2019, for its 2019 Annual Meeting of Shareholders. Information about LPT’s trustees and executive officers is available in LPT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its proxy statement dated April 26, 2019, for its 2019 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and will be contained in other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Prologis or LPT as indicated above.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Melissa Sachs, Tel: +1 415 733 9597, msachs@prologis.com, San Francisco